DATED July 25, 2000





                        PolyMASC Pharmaceuticals plc (1)

                    Flemington Pharmaceutical Corporation (2)








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                              TECHNOLOGY EVALUATION
                                    AGREEMENT
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Contents                                                                 Page No

1.       Definitions.....................................................      1

2.       Engagement and Grant............................................      5

3.       Work Programme..................................................      5

4.       Costs...........................................................      8

5.       Confidentiality and Publication.................................      8

6.       Intellectual Property...........................................     10

7.       Commencement and Termination....................................     12

8.       Disclaimers.....................................................     13

9.       Third Party Rights..............................................     14

10.      Warranties......................................................     14

11.      Non-Solicitation................................................     15

12.      Force Majeure...................................................     15

13.      Press Release...................................................     15

14.      Assignment......................................................     16

15.      Amendment and Waiver............................................     16

16.      Entire Agreement................................................     16

17.      Independent Contractor..........................................     16

18.      Further Assurances..............................................     17

19.      Severability....................................................     17

20.      Notices.........................................................     17

21.      Law and Jurisdiction............................................     18

SCHEDULE 1...............................................................     19

SCHEDULE 2...............................................................     20

SCHEDULE 3...............................................................     21


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                                                                               1
THIS AGREEMENT ('Agreement') is dated            2000


BETWEEN

(1) Po1yMASC Pharmaceuticals plc, a company incorporated in England and Wales whose registered office is at 12 Gough Square, London, EC4A 3DW, United Kingdom ('PolyMASC'); and

(2) Flemington Pharmaceutical Corporation, a company incorporated under the laws of New Jersey whose registered office is at 43 Emery Avenue, Flemington, New Jersey, USA 08822 ('FIemington').


WHEREAS

(A) Po1yMASC has developed technology and know-how, and owns intellectual property, relating to the use of polymers such as PEG (as defined below) in combination with pharmaceutical drugs, therapies and delivery systems.

(B) Flemington is engaged, amongst other things, in the business of developing novel application drug delivery systems including Flemington Product (as defined below) and has developed technology and expertise and owns intellectual property with respect thereto.

(C) The Parties wish to collaborate with each other to carry out the Work Programme (as defined below) to investigate the possible application of Po]yMASC's PEGylation techniques to the Protein (as defined below) for use in Flemington Product.

IT IS AGREED as follows:

1        Definitions

         1.1 In this Agreement the following words shall have the following meanings:

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                                                                               2

Affiliate                  any person, corporation, company, partnership, joint
                           venture, limited liability company and/or other entity which Controls, is Controlled by, or is under common Control with a Party;

Commencement Date          the date set out at the head of this Agreement;

Confidential Information   information of any kind (whether oral, written or in
                           any other form) containing or consisting of material of a technical, operational, administrative, economic, marketing, planning, business or financial nature or including Intellectual Property of any kind or which was provided or disclosed directly or indirectly by one of the Parties to the other under or in contemplation of this Agreement;

Control shall mean, in relation to a body corporate, the power of a person to secure:

                           (a) by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate; or

                           (b) by virtue of any powers conferred by the articles of association or other document regulating that or any other body corporate;


                           that the affairs of the first-mentioned body corporate are conducted in accordance with the wishes of that person, and, in relation to a partnership, means the right to a share of more than one half of the assets, or more than one half of the income of the partnership;
                           and 'Controls' and 'Controlled' shall have corresponding meanings;

Flemington Intellectual    any and all Intellectual Property that may be
Property                   beneficially owned by or licensed to Flemington
                           (including any

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                                                                               3

                           patents that may be granted to, and patent applications that Flemington is entitled to make or are beneficially owned by Flemington) which are applicable to the Flemington ton Product as set out in Schedule 1;

Flemington Product         Flemington's buccal delivery system or such other
                           similar system beneficially owned by or licenced to Flemington;

Intellectual Property      patent rights, copyrights, Know-How, inventions,
                           processes, design fights, trade secrets, trade marks, fights in Confidential Information and all other intellectual property rights whether or not registrable and whether or not registered, and including applications to register and the right to apply to register the foregoing;

Invention                  any invention, development, derivative material,
                           biological material or discovery, whether patentable or otherwise and arising directly from the Work
                           Programme;

Know-How all information not in the public domain of whatsoever nature, including but not limited to ideas, discoveries, inventions, data, formulae, techniques. procedures for experiments and tests, technical information, specification, results of experiments and tests, designs, sketches, records and analyses and interpretations of information necessary for the practice of Flemington's Intellectual Property;

Option Period              the period to commence upon the completion of the
                           Work Programme and to terminate 45 days thereafter;

Parties PolyMASC and Flemington, and 'Party' shall mean one of them;

PEG                        polyethylene glycol;

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                                                                               4


PEGylation                 coupling to PEG;

Po1yMASC Intellectual      any and all Intellectual Property that may be
Property                   beneficially owned by or licensed to PolyMASC
                           (including any patents that may be granted to, and patent applications that PolyMASC is entitled to make or are beneficially owned by PolyMASC) which are applicable to PEGylation of the Protein as set out in
                           Schedule 3;

Protein research grade insulin which is to be PEGylated pursuant to the terms set out herein;

Technical Information      all know-how, experience, processes, methods,
                           techniques, drawings, designs, diagrams, technical specifications and all other technical information relating to the Work Programme including any improvements, modifications or adaptions thereto.

Work Programme             the work to be carried out by PolyMASC and Flemington
                           and set out in Schedule 2.

         1.2      In this Agreement:

                  (a) section headings are used for convenience only and shall not affect its interpretation;

                  (b) references to persons shall include incorporated and unincorporated persons; references to the singular include the plural and vice versa; and references to the masculine include the feminine; and

                  (c) the Schedules to this Agreement shall form part of this Agreement as if set out here.

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                                                                               5

2.       Engagement and Grant


         2.1 Flemington and PolyMASC will each carry out their respective duties of the Work Programme in accordance with the provisions of this Agreement.

         2.2 The Parties acknowledge that this Agreement provides for the conduct of research work as set out in the Work Programme and accordingly specific results cannot be guaranteed.

         2.3 For the purposes of giving effect to the Work Programme Flemington hereby grants to PolyMASC a non-exclusive research-only licence to such of Flemington Intellectual Property (including the Know How) as in Flemington's reasonable opinion is necessary to enable PolyMASC to PEGylate the Protein for use in Flemington Product as set out in
                  Schedule 2 and for no other purpose.

         2.4 For the purposes of giving effect to the Work Programme PolyMASC hereby grants to Flemington a non-exclusive research-only licence to such of the PolyMASC Intellectual Property as in PolyMASC's reasonable opinion is necessary to enable Flemington to use the PEGylated Protein in Flemington Product as set out in Schedule 2 and for no other purpose.

         2.5 Except as expressly set forth in this Agreement. no Party shall obtain rights in or a licence to Intellectual Property or other property right of the other.

3.       Work Programme

         3.1 Upon execution of this Agreement PolyMASC and Flemington shall each appoint a project manager who will have day to day responsibility for the running of the Work Programme.

         3.2      During the Work Programme each Party shall.

                  (a) conduct all studies, research and tests assigned to the Work Programme in a diligent and professional manner; and


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                                                                               6

                  (b) make a good faith and reasonable effort to accomplish the objectives of this Agreement and will notify the other Party if it determines that there are likely to be substantial changes in the time frames.

         3.3 Each Party shall provide the other, free of charge, with all Technical Information in its possession, power and control and all such materials and assistance reasonably required to enable the other to carry out its obligations under this Agreement.

         3.4 Each Party acknowledges that information provided by either Party pursuant to this Clause 3, where not protected by patent, is strictly confidential and can only be used during this Agreement and only for the purpose of evaluating the PEGylation of the Protein for use in Flemington Product and pursuant to the obligations of confidentiality set out in Clause 5.

         3.5 PolyMASC shall commence the Tasks described under its name in Phase 1 of the Work Programme within 10 (ten) days of the Commencement Date. Flemington shall perform the task described under its name in Phase 1 on the dates set out in Phase 1 of the Work Programme.

         3.6 Upon completion of Phase 1 the Parties shall supply each other with a report describing the results of the work undertaken by each.

         3.7 The Parties will consider the results of the work undertaken in Phase 1 of the Work Programme and either proceed to Phase 2 of the Work Programme or terminate this Agreement in accordance with Clause 7.2.

         3.8 Subject to Clause 3.7, the Parties shall perform their respective tasks described under their respective name in Phase 2 of the Work Programme on the dates set out in Phase 2 of the Work Programme.

         3.9 Upon completion of Phase 2 of the Work Programme the Parties shall supply each other with a report describing the results of the work undertaken by each.

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                                                                               7

         3.10 The Parties shall within a reasonable period after completion of Phase 2 of the Work Programme then consider in good faith whether and how best to proceed to seek a development partner to fund further research, with a view to obtaining regulatory approval for subsequent manufacturing and marketing. If:

                  (a) the Parties wish to proceed, they shall enter into good faith negotiations of the terms and conditions of an appropriate agreement such agreement to be executed, unless otherwise agreed by both parties, within 90 days of such agreement to proceed; or

                  (b) PolyMASC or Flemington do not wish to proceed then that party may upon 14 days written notice to the other terminate this Agreement;

         3.11 If the parties jointly decide to terminate the Work Programme before completion, or if they are unable to agree on whether or not to proceed, this Agreement shall terminate. Upon such termination, either party shall be free to make use of the results of the portion of the work Programme which had been completed. Notwithstanding the foregoing, it is not the intent of the parties that, in the case of such termination, either party shall have any right to use any Intellectual Property or Confidential Information of the other without entering into a mutually acceptable licensing agreement.

         3.12 Each Party shall be free to use the results of the Work Programme after completion thereof.

         3.13 Notwithstanding the reports at Clauses 3.6 and 3.9, each party shall regularly inform the other of the work it performs that is related to the Work Programme.

         3.14 During the Work Programme and in any event prior to completion of the Work Programme the Parties shall meet in order to determine whether a further course of work which is not listed in the Work Programme is required to be carried out in which event the Parties shall carry out such further work on the same terms and conditions as contained herein, unless otherwise agreed by both Parties. The Work Programme shall be amended accordingly.

4.       Costs


         4.1 Each party shall be responsible for bearing its own costs and expenses incurred in performing the work assigned to it under the Work Programme, including all labour costs unless otherwise agreed in writing by both parties.

         4.2 All and any third party costs necessary for the Work Programme shall be borne equally by the Parties provided that prior to engaging any third party each Party shall obtain the prior written consent of the other (not to be unreasonably withheld) after having provided the other with the identity of that third party and a detailed estimate of the likely costs of such third party together with such other information as the other may reasonably require.

         4.3      All payments due under this Agreement:

                  (a) are exclusive of any Value Added Tax or similar tax which, where applicable, will be payable to one party by the other as the case may be;

                  (b) shall be made in pounds sterling or US dollars as the Parties may agree by wire transfer to the Parties' bank; and

                  (c) shall, unless otherwise indicated, be paid within 30 days of invoice from due date.

5.       Confidentiality and Publication


         5.1 Each Party shall ensure the confidentiality of the other Parry's Confidential Information and shall use the same only for the purposes of carrying out the Work Programme. For the purposes of this Clause 5, Party shall include any Affiliate and the obligations to maintain the confidentiality of Confidential Information shall apply to such Affiliates mutatis mutandis.

         5.2 The obligations set out in this Clause 5 shall expire 5 (five) years after the expiry or termination of this Agreement.

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                                                                               9

         5.3 The obligations set out in this Clause 5 shall not apply to any information which the Party receiving the same can prove by written records:

                  (a) was already its property or lawfully in its possession prior to receiving it from the other Party;

                  (b) was already in the public domain when it was provided by the other Party;

                  (c) subsequently enters the public domain through no fault of its own;

                  (d) is received from a third party who has the right to provide it without imposing obligations of confidentiality; or

                  (e) is required to be disclosed by an order of any court of competent jurisdiction or governmental authority, or by the requirements of any stock exchange on which the shares of the receiving party or any of its Affiliates are listed or are to be listed, provided that the receiving Party takes all such steps as the other Party then reasonable requests to resist or avoid having to make such anticipated disclosure and/or to ensure that the amount and scope of the Confidential Information that would have to be disclosed is the minimum necessary and provided that the receiving Party keeps the other Party fully and promptly informed of all relevant matters so that the other Party may seek a protective order or other appropriate remedy in relation to such anticipated disclosure.

         5.4 Each Party shall take all reasonable steps to minimize the risk of disclosure of Confidential Information by ensuring that:

                  (a) only those employees working on the Work Programme and such other employees of either Party:

                           (i)      shall have access to Confidential
                                    Information if their duties require such access and if they are bound by a confidentiality obligation in similar terms to this Clause 5; and

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                                                                              10

                           (ii)     have the duty of confidentiality
                                    specifically drawn to their attention in their contracts of employment, and

                  (b) any consultant who is required to have access to Confidential Information is bound by duties of confidentiality to that Party on terms no less onerous than those contained in this Agreement.

         5.5 Each of the Parties acknowledges that any breach of any of the provisions of this Clause 5 may result in immediate and irreparable damage to the disclosing Party and that monetary damages maybe inadequate to compensate the disclosing Party for the breach. In the event of a breach or a threatened breach by the receiving Party, the disclosing Party, in addition to any other right, relief, or remedy available at law or in equity, shall be entitled to apply for any equitable relief that any court of competent jurisdiction may deem just and proper.

6.       Intellectual Property

         6.1 Except as expressly provided in this Agreement, neither Party claims by virtue of the existence of this Agreement any right, title or interest in the other Party's pre-existing Intellectual Property, such as issued patents or pending patent applications owned by the other Party, or any invention, process or product arising out of the other Party's previous research and development whether or not patented or patentable.

         6.2 Each Party shall own solely all Inventions invented solely by its employees and agents. To the extent that either Party sub-contracts performance of any work regarding the Project, that party shall ensure that any Intellectual Property or Inventions emanating from the work of its sub-contractor(s) shall be assigned to it absolutely.

         6.3 To the extent that any Invention is developed by the Parties jointly or otherwise than solely by either party, it shall be owned as follows:

                  (a) by PolyMASC only if the Invention relates to PEGylation;


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                                                                              11

                  (b) by Flemington only if the Invention relates to Flemington product;

                  (c) jointly owned in equal and undivided shares by the Parties if the Invention relates to any other area. In the event of any such jointly owned Invention being registrable, PolyMASC agrees to be responsible for the filing and prosecution on behalf of the Parties and in their joint names of applications for registration, and the maintenance and renewal of any registrations, in such countries as the Parties agree in writing, subject to Flemington co-operating in the provision of all necessary assistance, information and instructions, with respect to, and bearing an equal proportion of any fees and costs, including reasonable agents and lawyers fees, associated with the same, provided that:

                           (i) if one party but not the other wishes to apply for registration in any country or countries, the party wishing to apply may do so at its sole cost and expense on behalf of both Parties and in their joint names, and the party not making such an application shall provide the party making the application all necessary assistance, information, and instruction;

                           (ii) neither Party shall amend or abandon any registration in respect of which the Parties are jointly registered without the other Party's written consent;

                           (iii)    the party making an application for
                                    registration shall consult with the other party at reasonable intervals concerning the application for and maintenance of such registration.

         6.4 Each Party shall do and execute all such further acts and things as are reasonably required to give full effect to this clause 6.

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                                                                              12

7.       Commencement and Termination


         7.1 This Agreement will commence on the Commencement Date and shall continue until the earlier of the following:

                  (a) the date on which this Agreement is terminated by either Party in accordance with clause 7.3; or

                  (b) upon completion or termination of the Work Programme in accordance with clause 3.

         7.2 Either Party may terminate this Agreement by giving the other 14 days' written notice if the parties cannot agree how to proceed pursuant to clause 3.10.

         7.3 Without prejudice to any other right or remedy, either Party may terminate this Agreement at any time by notice in writing to the other Party such notice to take effect as specified in the notice:

                  (a) if the other Party is in breach of any material term of this Agreement and, in the case of a material breach capable of remedy the breach is not remedied within 7 (seven) days of the other Party receiving notice specifying the breach and requiring its remedy; or

                  (b) if the other Party becomes insolvent, or if an order is made or a resolution is passed for the winding up of the other Party (other than voluntarily for the purpose of solvent amalgamation or reconstruction), or if an administrator, administrative receiver or receiver is appointed in respect of the whole or any part of the other Party's assets or business, or if the other Party makes any composition with its creditors or takes or suffers any similar or analogous action in consequence of debt.

         7.4      Upon termination of this Agreement for any reason:

                  (a) the Work Programme shall cease and, except for accrued rights (including without limitation the right for both Parties to retain monies received, if

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                                                                              13

                           any, and receive payment for work done by any third parties prior to termination and the right for both Parties to receive reports on such work already undertaken), neither Party shall have any further rights or obligations in respect of the Work Programme;

                  (b) each Party shall return to the other all material provided by the other Party, documents containing the Confidential Information of the other Party, and all copies made, promptly upon request, or certify that documents and copies have been destroyed;

                  (c) neither Party shall use or otherwise exploit the other's Intellectual Property; and

                  (d) Clause 6.2 and all confidentiality obligations shall survive.

8.       Disclaimers


         8.1 Flemington hereby acknowledges that any materials, samples, results or information that PolyMASC may provide under this Agreement ('Delivered Items') are experimental in nature.

         8.2 To the extent permitted by law, PolyMASC makes no representation, and gives no warranty or undertaking, express or implied, in relation to any of the materials including, but not limited to, warranties that the Delivered Items:

                  (a)      do not infringe third party rights;

                  (b)      are of satisfactory quality;

                  (c)      are fit for any particular purpose;

                  (d)      comply with any sample or description; or

                  (e)      are viable, uncontaminated, safe or non-toxic.

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                                                                              14

         8.3 Nothing in this Agreement shall be construed as limiting PolyMASC's liability in negligence for death or personal injury, or in the tort of deceit.

9.      Third Party Rights


         9.1 Each Party shall immediately give written notice to the other of any infringement or threatened infringement of, or any challenge to, the other party's Intellectual Property rights or any unauthorised use of the other party's Technical Information by a third party which comes to its knowledge.

         9.2 Each Party ('the Indemnifying Party') shall, at its own expense, defend or at its option settle any action brought against any the other ('Indemnified Party') which consists of a claim that the use of the Indemnifying Party's Intellectual Property or Technical Information for any activity contemplated under this Agreement infringes any Intellectual Property right belonging to a third party, and the Indemnifying Party agrees to be responsible for all and indemnify the Indemnified Party against all losses, costs (including reasonable legal costs), damages, liabilities, claims and expenses suffered or incurred by the Indemnifying Party in connection with any such claim. The Indemnifying Party's obligations under this sub-clause 10.2 shall be conditional on the Indemnified Party: (a) promptly notifying the Indemnifying Party of such claim; (b) giving the Indemnifying Party express authority to proceed as contemplated by this sub-clause 10.2 and (c) providing the Indemnifying Party with all such available information and assistance as it may reasonably require.

10.      Warranties

         10.1     Each of the Parties warrants that:

                  (a) it has full power and authority to carry out the actions contemplated under this Agreement, and that its entry into and performance under the terms of this Agreement will not infringe the rights of any third party or cause it to be in breach of any obligations to a third party;

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                                                                              15

                  (b) without limitation to the foregoing, its Intellectual Property does not, so far as it is aware, infringe, and it shall use all reasonable endeavours to ensure that its Intellectual Property will not infringe, the rights of any third party, and no third party has threatened or, so far as it is aware, is currently threatening proceedings in respect of such infringement, and none of its Intellectual Property is the subject of any actual or, so far as it is aware, threatened challenge or opposition or revocation proceedings.

         10.2 Except as expressly provided in this Agreement, there are no conditions, warranties or other terms binding on the parties with respect to the actions contemplated hereunder, and any condition, warranty or other term in this regard which might otherwise be implied or incorporated into this Agreement, whether by statute, common law or otherwise, is, insofar as it is lawful to do so, hereby excluded.

11.      Non-Solicitation

         Each party agrees during the term of this Agreement and for a period of one (1) year following its termination, not to solicit or induce any officer, employee, agent or contractor of the other party or any of its Affiliates involved with any Project to terminate their employment or engagement with the other or its Affiliates (as appropriate).

12       Force Majeure

         Neither Party shall have any liability or be deemed to be in breach of this Agreement for any delays or failures in performance of this Agreement which result from circumstances beyond the reasonable control of that Party, including without limitation labour disputes involving that Party. The Party affected by such circumstances shall promptly notify the other Party in writing when such circumstances cause a delay or failure in performance and when they cease to do so.

13.      Press Release

         Neither Party will make any public disclosure or issue any press release relating to this Agreement or the transactions contemplated hereby without the prior written consent of

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                                                                              16

         the other except as such disclosure may be required by applicable law or regulation and provided that the amount and scope of any Confidential Information required to be disclosed is the minimum necessary.

14.      Assignment

         Neither Party shall assign or sub-contract any rights under this Agreement in whole or in part without the prior written consent of the other Party such consent not to be unreasonably withheld or delayed save in relation to an Affiliate in which event such consent shall be unnecessary provided that either Party promptly notifies the other Party of any assignment or subcontract to its Affiliate.

15.      Amendment and Waiver

         This Agreement may only be amended in writing signed by duly authorised representatives of PolyMASC and Flemington. No delay in the exercise or the non-exercise by a Party of any of their rights under or in connection with this Agreement shall operate as a waiver or release of that right or any other right or obligation under this Agreement.

16.      Entire Agreement

         This Agreement includes its Schedules and sets out the entire agreement between the Parties relating to its subject matter and supersedes all prior oral or written agreements, arrangements or understandings between them relating to such subject matter. The Parties acknowledge that they are not relying on any representation, agreement, term or condition which is not set out in this Agreement

17.      Independent Contractor

         PolyMASC and Flemington are independent contractors and nothing herein shall be deemed to establish a relationship of principal and agent between PolyMASC and Flemington, nor any of their agents or employees for any purpose whatsoever. This Agreement shall not be construed as constituting PolyMASC and Flemington as partners,

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                                                                              17

         or creating any other form of legal association or arrangement which would impose liability upon one Party for the act or failure to act of the other Party.

18.      Further Assurances

         The parties shall do and execute all such further acts and things as are reasonably required to give full effect to the rights given and the transactions contemplated by this Agreement.

19.      Severability

         Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

20.      Notices

         20.1 Any notice to be given under this Agreement shall be in writing and shall be sent by registered mall or by fax (confirmed by first class mail) to the address or fax number of the relevant Party set out below, or such other address or fax number as that Party may from time to time notify to the other Party in accordance with this Clause 21.1 Notices shall be addressed as follows:

                  Flemington

                  Flemington Pharmaceutical Corporation
                  43 Emery Avenue
                  Flemington,
                  New Jersey
                  USA 08822

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                                                                              18

                  For the attention of: General Counsel, Robert F Schaul Fax number: +1 908 788 0489

                  PolyMASC

                  PolyMASC Pharmaceuticals plc
                  Fleet Road
                  London NW3 2EZ
                  United Kingdom

                  For the attention of: James Green, Commercial Development Director
                  Fax number: +44 20 7284 3107


         20.2 Notices sent as above shall be deemed to have been received three working days after the day of posting, or on the next working day after transmission (in the case of fax messages, but only if a transmission slip is generated by the sender's fax machine recording a message from the recipient's fax machine, confirming that the fax was sent to the number indicated above and confirming that all pages were successfully transmitted).

21.      Law and Jurisdiction

         This Agreement shall be governed by English law. Where a claim or dispute arising out of or in connection with this Agreement is not settled by negotiation between the Parties within 30 days from the date of such claim or dispute, the Parties will consider in good faith for a further period of 30 days whether or not to refer the matter to alternative dispute resolution ('ADR') techniques before resorting to litigation. If either Party does not wish to use, or continue to use, ADR techniques, or such techniques do not resolve the dispute within 30 days of referral to ADR, either Party may proceed with litigation. If either Party resorts to litigation, the courts of England and Wales shall have non-exclusive jurisdiction.

         Nothing in this clause shall prevent either Party from having recourse to a court of competent jurisdiction for the sole purpose of seeking a preliminary injunction or such other provisional judicial relief as it considers necessary to avoid irreparable damages.

(The Parties' signature appear on page 24)


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                                                                              19

                                   SCHEDULE 1

                                    (deleted)

                                   SCHEDULE 2

                                    (deleted)

                                   SCHEDULE 3

                             PolyMASC Patent Rights.


Pat I

                  US Patent No. 5,349,052, filed May 12, 1993, issued September 20, 1994, entitled 'Process for fractionating polyethylene glycol (PEG)-protein adducts and an adduct for PEG and granulocyte-macrophage colony stimulating factor'.

                  US Patent Application No. 5,880,255, issued March 9, 1999, filed April 14, 1995 as a divisional of US Patent No. 5,349,052, entitled 'Process for fractionating polyethylene glycol (PEG)-protein adducts and an adduct for PEG and granulocyte-macrophage colony stimulating factor'.

                  US Patent Application Serial No. 09/234466, flied 21 January 1999, as a divisional of US Patent No. 5,880,255, entitled 'Process for fractionating polyethylene glycol (PEG)-protein adducts and an adduct for PEG and granulocyte-macrophage colony stimulating factor'.

                  US Patent Application No. 09/234493, filed 21 January 1999 as a divisional of US Patent No. 5, 880,255, entitled 'Process for fractionating polyethylene glycol (PEG)-protein adducts and an adduct for PEG and granulocyte-macrophage colony stimulating factor'

                  EP Patent Specification No. 439508. granted, entitled 'A process for fractionating polyethylene glycol (PEG)-protein adducts and an adduct for PEG and granulocyte-macrophage colony stimulating factor'.

                  EP Patent Application, publication no. 727437, filed April 1 1996, as a divisional of EP Patent Specification No. 439508 entitled A process for fractionating polyethylene glycol
                  (PEG)-protein adducts and an adduct for PEG and granulocyte-macrophage colony stimulating factor'.

                  EP Patent Application, publication no. 727438, filed April 1, 1996, as a divisional of EP Patent Specification No. 439508, entitled 'A process for fractionating polyethylene glycol
                  (PEG) -protein adducts and an adduct for PEG and granulocyte-macrophage colony stimulating factor'.

                  Japanese Patent Application serial no. JP 89/511185, filed October 20, 1989, entitled 'A process for fractionating polyethylene glycol (PEG)-protein adducts and an adduct for PEG and granulocyte-macrophage colony stimulating factor'.

Pat IV

                  US Patent Application Serial No. 08/471,348, filed June 6,1995, entitled 'Polymer Modification'.

                  US Patent Application Serial No. 08/601,040, filed February 23, 1996, entitled 'Polymer Modification'.

                  EP Patent Application, publication no. 714402, filed August 23, 1994, entitled 'Polymer Modification'.

                  Japanese Patent Application serial no. JP 07/507430, filed February 26, 1996, entitled 'Polymer Modification'.

Pat VI

                  UK Patent Application no. 9701800.6, filed January 29, 1997, entitled 'PEGylation Process'.

                  UK Patent Application no. 9701804.8, filed January 29, 1997, entitled 'PEGylation Process'.

                  UK Patent Application no. 9704653.6, filed March 6, 1997, entitled 'PEGylation Process'.

                  UK Patent Application no. 9708055.0, filed April 22, 1997, entitled 'PEGylation Process'.

                  PCT Application no. W098/32466, entitled 'PEGylation Process'

EXECUTED BY THE PARTIES as follows.

For and on behalf of                       )
PolyMASC Pharmaceuticals plc               )


/s/ A.J. Green
-------------------------------------------
A.J. Green, Commercial Development Director

27th July, 2000
-------------------------------------------
Date


For and on behalf of                       )
Flemington Pharmaceutical Corporation      )


/s/  Dr. Harry A. Dugger III
-------------------------------------------
Dr. Harry A. Dugger III, President

July 25, 2000
-------------------------------------------
Date